Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Amprius Technologies, Inc.
Fremont, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-268415) of Amprius Technologies, Inc. of our report dated March 30, 2023, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas
March 30, 2023